Exhibit 10.1

LML 2018 wAREHOUSE spv, LLC	TESLA 2014 WAREHOUSE SPV LLC
3500 Deer Creek Palo Alto, CA 94304	3500 Deer Creek Palo Alto, CA 94304

Febuary 18, 2020

Lenders under the Loan Agreement

referred to below

Ladies and Gentlemen:

Reference is made to (i) the Loan and Security Agreement, dated as of December 27, 2018 (as amended, restated or otherwise modified prior to the date hereof, the “2018 Loan Agreement”), among LML 2018 Warehouse SPV, LLC (the “2018 Borrower”), as borrower, Tesla Finance LLC (“TFL”), Deutsche Bank Trust Company Americas, as paying agent, Deutsche Bank AG, New York Branch (“DBNY”), as administrative agent, the lenders parties thereto from time to time and the agents parties thereto from time to time and (ii) the Amended and Restated Loan and Security Agreement, dated as of August 17, 2017 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “2014 Loan Agreement” and together with the 2018 Loan Agreement, the “Loan Agreements”), among Tesla 2014 Warehouse SPV LLC, a Delaware limited liability company (the “2014 Borrower” and together with the 2018 Borrower, the “Borrowers”), TFL, the Lenders and Group Agents from time to time party thereto, Deutsche Bank Trust Company Americas, as paying agent, and DBNY, as administrative agent.  Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the 2018 Loan Agreement and/or the 2014 Loan Agreement, as the context requires.

1.Reallocation of Maximum Facility Limit.

On December 31, 2019, the Recommenced TFL Borrowing Date occurred.  Pursuant to Section 2.12(b) of the2018 Loan Agreement, on the Recommenced TFL Borrowing Date, any excess of the Facility Limit over the aggregate principal amount was automatically reallocated from the Facility Limit to the TFL Facility Limit.

On February 18, 2020, TFL provided a notice to the Administrative Agent and the TFL Administrative Agent, requesting a reallocation of $190,000,000 of the Maximum Facility Limit from the TFL Facility Limit to the 2018 Facility Limit, such that the TFL Facility Limit would be $809,000,000 and the Facility Limit would be $291,000,000 on February 26, 2020 (the “Maximum Facility Limit Reallocation Date”).

2.Consent.

The Borrowers hereby request that the Group Agents under the Loan Agrements, on behalf of the Lenders of their Group under each of the Loan Agreements, consent (i) to the reallocation of $190,000,000 of the Maximum Facility Limit from the TFL Facility Limit to the 2018 Facility Limit on the Maximum Facility Limit Reallocation Date as required under Section 2.12(a)(iv) and (ii) to the waiver of the requirement that the Maximum Facility Limit Reallocation Date be at least 10 Business Days after the date of the Maximum Facility Limit Reallocation Notice.

Please indicate your consent to the foregoing by countersigning this letter. The foregoing consent and agreement shall become effective (the date of such effectiveness, the “Consent Effective Date”) upon receipt by the Borrowers of this letter countersigned by all the Group Agents under the Loan Agreements.

3.Representations and Warranties.

Each of the 2018 Borrower and 2014 Borrower hereby confirm that each of the representations and warranties made by it in the applicable Loan Agreement is true and correct in all material respects on and as of the date hereof (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects). Each of the 2018 Borrower and 2014 Borrower represent and warrant that, as of the date hereof, no Default or Event of Default has occurred and is continuing, and no Default or Event of Default will result after giving effect to the occurrence of the Consent Effective Date.

4.Miscellaneous.

Except as expressly set forth herein, this letter shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Agent under the applicable Loan Agreement or any other Transaction Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the applicable Loan Agreement or any other Transaction Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the applicable Loan Agreement or any other Transaction Document in similar or different circumstances.

This letter agreement shall constitute a Transaction Document for purposes of the applicable Loan Agreement and the Transaction Documents. This letter agreement and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York.

This letter agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This letter agreement may be delivered by facsimile or other electronic transmission of the relevant signature pages hereof.

Very truly yours,

LML 2018 WAREHOUSE SPV, LLC

By: ___/s/ Yaron Klein_________________________

Name:  Yaron Klein

Title:  Treasurer

TESLA 2014 WAREHOUSE SPV LLC, LLC

By: ___/s/ Yaron Klein_________________________

Name:  Yaron Klein

Title:  Treasurer

[Signature Page- Letter]

Consented and agreed to as of
the date first above written:

Deutsche Bank AG, New York Branch,as Administrative Agent, as Group Agent under the 2018 Loan Agreement and the 2014 Loan AgreementBy:/s/ Timothy P.F. CrowleyName: Timothy P.F. CrowleyTitle:Managing Director

By:	/s/ David Lee
Name:David Lee Title:Vice President

[Signature Page- Letter]

Consented and agreed to as of
the date first above written:

CITIBANK, N.A., as a Group Agent under the 2018 Loan Agreement and the 2014 Loan Agreement

By:	/s/ Evelyn Havasi
Name:Evelyn Havasi Title:Vice President

[Signature Page- Letter]

Consented and agreed to as of
the date first above written:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Group Agent under the 2018 Loan Agreement and the 2014 Loan Agreement

By:	/s/ Kathy Wang
Name:Kathy Wang Title:Director

[Signature Page- Letter]

Consented and agreed to as of
the date first above written:

CREDIT SUISSE AG, NEW YORK BRANCH, as a Group Agent under the 2018 Loan Agreement and the 2014 Loan Agreement

By:	/s/ Erin McCutcheon
Name:Erin McCutcheon Title:Director

/s/ Steven Schlussler

Steven Schlussler

Director

[Signature Page- Letter]

Consented and agreed to as of
the date first above written:

BARCLAYS BANK PLC, as a Group Agent under the 2018 Loan Agreement and the 2014 Loan Agreement

By:	/s/ John McCarthy
Name:John McCarthy Title:Director

[Signature Page- Letter]